Exhibit 31.2
CERTIFICATION
I, Jaymin B. Patel, certify that:
(1)          I have reviewed this Amendment Number 1 on Form 10-K/A (this “report”) of GTECH Holdings Corporation; and
(2)          Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 22, 2006	/s/ Jaymin B. Patel

Jaymin B. Patel, Senior Vice President and Chief Financial Officer